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                                                                       Exhibit 5





                                  July 19, 2002


InterDigital Communications Corporation
781 Third Avenue
King of Prussia, PA 19406

         Re:  Registration Statement on Form S-8

Dear Sir or Madam:

                  Reference is made to a Registration Statement on Form S-8 of InterDigital Communications Corporation (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  The Registration Statement covers 1,000,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), which may be issued by the Company pursuant to the InterDigital Communications Corporation Employee Stock Purchase Plan, as amended and restated, effective June 4, 2002 (the "Plan").

                  I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, the Plan and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

                  Based upon the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. I further consent to the use of my name under the section captioned "Interests of Named Experts and Counsel" in the Registration Statement.

                         Sincerely,


                         /s/ Lawrence F. Shay
                         -------------------------------------------------------
                         Lawrence F. Shay
                         Vice President, General Counsel and Corporate Secretary